Exhibit 10.4

EXECUTION VERSION

INVESTMENT AGREEMENT

among

PG&E CORPORATION

and

THE INVESTORS LISTED ON SCHEDULE A HERETO

TABLE OF CONTENTS

i

ii

SECTION 7.14.	Investors Not a Group	37

Schedule A	Schedule of Investors
Exhibit A	Ownership Form
Exhibit B	Form of Funding Notice
Exhibit C	Form of Authorized Signatory Letter

iii

INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT, dated as of June 7, 2020 (this “Agreement”), is among PG&E Corporation, a California corporation (the “Company”), and the persons and entities (each, an “Investor” and collectively, the “Investors”) listed on the Schedule of Investors attached as Schedule A (the “Schedule of Investors”).

WHEREAS, on January 29, 2019, the Company and its wholly owned subsidiary, Pacific Gas and Electric Company (the “Utility”), filed voluntary petitions for relief under chapter 11 of title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”) (the “Chapter 11 Cases”); on December 12, 2019, the Company and the Utility filed the Debtors’ and Shareholder Proponents’ Joint Chapter 11 Plan of Reorganization (as amended, modified or supplemented on January 31, 2020, February 7, 2020, March 9, 2020, March 16, 2020 and May 22, 2020, and as may be further amended, supplemented or otherwise modified from time to time, and together with all exhibits, schedules and supplements thereto, the “Plan”) with the Bankruptcy Court; on May 1, 2020, the Company and the Utility filed a Plan Supplement in connection with the Plan; on May 22, 2020, the Company and the Utility filed a Supplement to the Plan Supplement; on May 24, 2020, the Company and the Utility filed a Second Supplement to the Plan Supplement; and on June 2, 2020, the Company and the Utility filed a Third Supplement to the Plan Supplement.

WHEREAS, on March 17, 2020, the Bankruptcy Court approved the disclosure statement dated March 17, 2020 filed pursuant to section 1125 of the Bankruptcy Code by the Debtors (the “Disclosure Statement”); and on March 25, 2020, the Bankruptcy Court approved a supplement to the Disclosure Statement; and

WHEREAS, to fund a portion of the Plan Funding, as contemplated by the Plan, the Company desires to sell to each Investor, and each Investor desires to purchase from the Company, in separate transactions, a number of shares of Common Stock in accordance with the provisions of this Agreement (the “Investment”);

NOW THEREFORE, the Company and each Investor hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.          Definitions.  As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Adverse Disclosure” means public disclosure of material non-public information that, in the Company’s good faith judgment, (a) would not be required to be made at such time but for filing or maintaining in effect a registration statement as contemplated by this Agreement and (b) would not be in the Company’s best interests.

“Advice” has the meaning specified in Section 6.4.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with, the Person in question.

“Aggregate Purchase Price” means, with respect to an Investor, the dollar amount set forth in the column designated “Aggregate Purchase Price” opposite such Investor’s name on the Schedule of Investors.

“Agreement” has the meaning set forth in the recitals.

“Authorized Signatory List” has the meaning set forth in Section 2.8.

“Backstop Commitment Letters” means the amended letter agreements dated around March 2, 2020, or such later date as may be applicable, pursuant to which the parties thereto (other than the Company) have agreed to purchase, on the terms and subject to the conditions thereof, shares of Common Stock to be issued as part of the Plan Funding.

“Backstop Parties” means the parties to the Backstop Commitment Letters that have agreed to purchase, on the terms and subject to the conditions thereof, shares of Common Stock.

“Bankruptcy Code” has the meaning set forth in the recitals.

“Bankruptcy Court” has the meaning set forth in the recitals.

“Board” means the Board of Directors of the Company.

“Business Day” means a day other than (a) a Saturday or Sunday or (b) any day on which banks located in New York, New York, U.S.A. or San Francisco, California, U.S.A. are authorized or obligated to close or be closed.

“Chapter 11 Cases” has the meaning set forth in the recitals.

“Closing” has the meaning specified in Section 2.2.

“Closing Date” has the meaning specified in Section 2.2.

“Common Stock” means common stock of the Company as reorganized on and after the Plan Effective Date pursuant to and under the Plan, no par value.

“Company” has the meaning set forth in the recitals.

“Company Charter Documents” means the Company’s Amended and Restated Articles of Incorporation and Bylaws, each in the form attached to the Plan Supplement and as may be amended or supplemented from time to time thereafter, including pursuant to the Confirmation Order or the Company SEC Documents.

“Company Disclosure Letter” has the meaning set forth in Article III.

“Company Material Adverse Effect” means any result, occurrence, fact, change, event, effect, violation, penalty, inaccuracy or circumstance (whether or not constituting a breach of a representation, warranty or covenant set forth in the Plan) that, individually or in the aggregate with any such other results, occurrences, facts, changes, events, effects, violations, penalties, inaccuracies, or circumstances, (a) would have or would reasonably be expected to have a material adverse effect on the business, operations, assets, liabilities, capitalization, financial performance, financial condition or results of operations, in each case, of the Debtors, taken as a whole, or (b) would reasonably be expected to prevent or materially delay the ability of the Debtors to consummate the transactions contemplated by this Agreement or the Plan or perform their obligations hereunder or thereunder on a timely basis; provided, however, that none of the following results, occurrences, facts, changes, events, effects, violations, penalties, inaccuracies or circumstances shall constitute or be taken into account in determining whether a Company Material Adverse Effect has occurred, is continuing or would reasonably be expected to occur: (i) the filing of the Chapter 11 Cases, and the fact that the Debtors are operating in bankruptcy, (ii) results, occurrences, facts, changes, events, effects, violations, inaccuracies, or circumstances affecting (A) the electric or gas utility businesses in the United States generally or (B) the economy, credit, financial, capital or commodity markets, in the United States or elsewhere in the world, including changes in interest rates, monetary policy or inflation or the outbreak of pandemics (including the ongoing COVID-19 pandemic), (iii) changes or prospective changes in law (other than any law or regulation of California or the United States that is applicable to any electrical utility) or in GAAP or accounting standards, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, (iv) any decline in the market price, or change in trading volume, of any securities of the Debtors, (v) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, credit ratings, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position, (vi) any wildfire occurring after the Petition Date and prior to January 1, 2020, (vii) one or more wildfires, occurring on or after January 1, 2020, that destroys or damages fewer than 500 dwellings or commercial structures (“Structures”) in the aggregate and (viii) any results, occurrences, facts, changes, events, effects, violations, penalties, inaccuracies or circumstances arising out of the transactions contemplated hereby (it being understood that (1) the exceptions in clauses (iv) and (v) shall not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein is a Company Material Adverse Effect and (2) a Company Material Adverse Effect shall include the occurrence of one or more wildfires on or after January 1, 2020 destroying or damaging at least 500 Structures within the Company’s service area at a time when the portion of the Company’s system at the location of such wildfire was not successfully de-energized).

“Company SEC Documents” has the meaning specified in Section 3.9(a).

“Company Subsidiary” means any Subsidiary of the Company.

“Confirmation Date” has the meaning set forth in the Plan.

“Confirmation Order” has the meaning set forth in the Plan.

“Consent Form” has the meaning set forth in Section 7.11(b)(v).

“Control” means the direct or indirect power to direct or cause the direction of management or policies of a Person, whether through the ownership of voting securities, general partnership interests or management member interests, by contract or trust agreement, pursuant to a voting trust or otherwise.  “Controlling” and “Controlled” have the correlative meanings.

“Cut-Off Date” has the meaning set forth in Section 7.11(b)(v).

“Debt Commitment Letters” means those certain commitment letters by and among the Company and the respective commitment parties thereto and by and among the Utility and the respective commitment parties thereto, dated as of October 4, 2019 and May 26, 2020, as applicable.

“Debtors” means the Company and the Utility.

“Disclosure Statement” has the meaning set forth in the recitals.

“DOJ” means the U.S. Department of Justice.

“Equity Securities” means, with respect to a Person, any and all shares of capital stock, limited liability company interests, partnership interests, units, warrants, rights, profits interests, or options of such Person, and all securities of such Person exchangeable for or convertible or exercisable into, or based on the value of, or any right to receive an economic benefit or any similar right in, any of the foregoing.

“Evaluation Material” means confidential information made available by the Company or its Representatives relating to the Company, the Company’s Affiliates and the Investment (including notes, books, papers, diagrams, documents, drafts, term sheets, reports, projections, e-mail, memoranda, visual observations, oral communications and other data or information in various forms, including, without limitation, such information made available prior to the date of this Agreement), solely to assist the applicable Investor in its evaluation of the Investment.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

“Filed SEC Documents” has the meaning set forth in Article III.

“Final Order” has the meaning set forth in the Plan.

“FTC” means the U.S. Federal Trade Commission.

“Funding Notice” has the meaning set forth in Section 2.8.

“GAAP” means United States generally accepted accounting principles in the United States as in effect from time to time.

“GIC Investor” means GIC Pte. Ltd.

“Governmental Authority” means, with respect to a particular Person, any nation or government, any foreign or domestic federal, state, county, municipal or other political instrumentality or subdivision thereof that exercises valid jurisdiction over any such Person or such Person’s property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority that exercises valid jurisdiction over any such Person or such Person’s property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Company mean a Governmental Authority having jurisdiction over the Company, the Utility or any of their respective properties.

“Hedge” has the meaning specified in Section 5.7.

“HSR Act” has the meaning specified in Section 2.3(c).

“Indemnitee” has the meaning set forth in Section 6.6(a).

“Indemnitor” has the meaning set forth in Section 6.6(c).

“Investment” has the meaning set forth in the recitals.

“Investment Banks” means Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Lazard Frères & Co. LLC and, as applicable, their respective Affiliates.

“Investor Disclosure Letter” has the meaning set forth in Article IV.

“Investor Material Adverse Effect” means, with respect to an Investor, any effect, change, event or occurrence that would prevent or materially delay, interfere with, hinder or impair (i) the consummation by such Investor of its Investment on a timely basis or (ii) the compliance by such Investor with its obligations under this Agreement.

“Investors” has the meaning set forth in the recitals.

“Knowledge” of the Company (or similar references to the Company’s Knowledge) means all information actually known by William D. Johnson, William Smith, John R. Simon, Jason P. Wells, Julie M. Kane, Janet C. Loduca, Dinyar B. Mistry, Andrew M. Vesey, Michael Lewis, Fong Wan, James M. Welsch or Laurie M. Giammona.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule, regulation or other requirements with similar effect of any Governmental Authority.

“Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purpose of this Agreement, a Person shall be deemed to be the owner of any property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Lock-Up Period” has the meaning set forth in Section 5.7(a).

“Losses” has the meaning set forth in Section 6.6(a)

“Money Laundering Laws” has the meaning specified in Section 3.7(b).

“NYSE” means The New York Stock Exchange, Inc.

“OFAC” has the meaning specified in Section 3.7(c).

“Operative Documents” means, collectively, this Agreement and all other documents, certificates or agreements executed in connection with the transactions contemplated by this Agreement and any amendments, supplements, continuations or modifications thereto.

“Ownership Form” has the meaning set forth in Section 5.6.

“Parties” means the Company and the Investors.

“Permitted Hedging Transaction” means, with respect to an Investor, a Hedge with respect to securities of the same class as the Shares in connection with which the registered Shares delivered to the applicable Investor under this Agreement are not delivered to the counterparty, securities lender or other transferee under the Hedge.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other form of entity.

“Petition Date” means January 29, 2019.

“Plan” has the meaning specified in the recitals.

“Plan Effective Date” means the Effective Date as defined in the Plan.

“Plan Funding” has the meaning set forth in the Plan.

“Plan Supplement” has the meaning set forth in the Plan.

“Proceeding” means any judicial, administrative or arbitral action, cause of action, suit, claim, demand, citation, summons, subpoena, investigation, examination, audit, review, inquiry or proceeding of any nature, civil criminal, regulatory or otherwise, in law or in equity, by, on behalf of, before or involving any court, tribunal, arbitrator or other Governmental Authority.

“Public Equity Offering” means one or more public offerings of Common Stock or Equity Securities in respect of Common Stock, which may be consummated in the form of a rights offering, consummated subsequent to the date hereof and on or prior to the Closing Date to fund a portion of the Plan Funding, and in each case, the payment of certain fees and expenses related thereto.

“Public Equity Offering Price” means the lower of (a) the lowest per share “Price to public” of the Common Stock sold on an underwritten basis in the Public Equity Offerings, as disclosed on the cover page of the applicable prospectus or prospectus supplement, and (b) the exercise price for any rights to purchase Common Stock issued as a rights offering in the Public Equity Offerings. The Company shall notify each Investor in writing of the Public Equity Offering Price not less than two Business Days prior to the Closing, including (if applicable) a calculation thereof in reasonable detail. Any sale by the Company of Common Stock as part of a unit or bundled with another security shall, for purposes of this definition, be deemed not to be a sale of Common Stock or a right to purchase Common Stock.

“Purchase Price” means a price per Share equal to (a) if the Public Equity Offering Price is greater than $10.5263, the lesser of (1) 95% of the Public Equity Offering Price and (2) $10.50 and (b) if the Public Equity Offering Price is equal to or less than $10.5263, the lesser of (1) the Public Equity Offering Price and (2) $10.00.

“Registrable Securities” means (a) the Shares and (b) any equity security issued in exchange for or with respect to any Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or similar transaction, or otherwise.  As to any particular Registrable Securities and any Investor, such securities shall cease to be Registrable Securities on the earliest of the date on which such securities:  (i) have been registered under the Securities Act and disposed of in accordance with a registration statement; (ii) have been sold pursuant to Rule 144; (iii) all Registrable Securities held by such Investors may be sold in a single day pursuant to, and in accordance with, Rule 144; (iv) cease to be outstanding (whether as a result of exercise, redemption, repurchase, conversion or otherwise); or (v) are transferred to any third Person; provided, however, that this clause (v) shall not apply to a Transfer pursuant to Section 5.7(b).

“Representatives” of any Person means the officers, directors, managers, employees, representatives, advisors (including attorneys, financial advisors and accountants) agents, controlling persons and controlled affiliates of such Person.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“Schedule of Investors” has the meaning set forth in the recitals.

“Securities Act” means the United States Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

“Shareholder Proponents” means Abrams Capital Management, L.P. and Knighthead Capital Management, LLC (or certain funds and accounts managed by each of them, respectively).

“Shares” has the meaning specified in Section 2.1.

“Shelf Registration” has the meaning specified in Section 6.1(a)(i).

“Subsidiary” of a Person at any date means (i) any corporation, association or other legal entity of which fifty percent (50%) or more of the right to distributions or total voting power of shares or other voting or economic securities or interests outstanding is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof), the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such entity, or that is, as of such date, otherwise controlled by such Person and (ii) any partnership or limited liability company of which such Person or one or more of the other Subsidiaries of such Person (or any combination thereof) is a general partner or managing member.

“Suspension Notice” has the meaning specified in Section 6.4.

“Transfer” by any Person means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or otherwise dispose of or transfer (by the operation of law or otherwise, including by or through any derivative), either voluntarily or involuntarily, or enter into any contract, option or other arrangement, agreement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition or transfer (by the operation of law or otherwise), of any interest in any securities beneficially owned by such Person.

“Utility” has the meaning set forth in the recitals.

ARTICLE II

AGREEMENT TO SELL AND PURCHASE

SECTION 2.1.          Sale and Purchase.  Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to each Investor in a separate issuance and sale to such Investor, and each Investor agrees, severally and not jointly, to purchase from the Company, on the Closing Date, a number of shares of Common Stock (rounded to the nearest whole number) equal to such Investor’s Aggregate Purchase Price divided by the Purchase Price (such Investor’s “Shares”). Each Investor shall pay the Company for such Investor’s Shares an amount in cash of U.S. dollars equal to such Investor’s Aggregate Purchase Price.

SECTION 2.2.          Closing.  The consummation of the purchase and sale to each Investor of its Shares hereunder (the “Closing”) shall take place at 10:00 a.m. (New York City time) on the Plan Effective Date, subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Party entitled to the benefit thereof of the conditions set forth in Sections 2.3, 2.4 and 2.5 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), and shall be conducted remotely via the electronic exchange of documents and signatures, or at such other place, time and date as shall be agreed between the Company and the Investors (the date of such closing, the “Closing Date”).

SECTION 2.3.          Mutual Conditions.  The respective obligations of each Party to consummate the issuance and sale and purchase of the Shares shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the Party entitled to the benefit thereof in writing, in whole or in part, solely as to itself, to the extent permitted by applicable Law):

(a)          no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction that temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal;

(b)          there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement;

(c)          with respect to the applicable Investor, all necessary filings and notifications under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), shall have been made, including the filing of any required additional information or documents, and the waiting period referred to in the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated;

(d)          to the extent that the Debt Commitment Letters have not been terminated in accordance with their terms on or before the Closing Date, the Company shall have obtained the affirmative consent of all of the respective Commitment Parties (in each case, as defined in the applicable Debt Commitment Letter) thereto;

(e)          the Company Charter Documents shall have been filed with, and accepted and certified by, the Secretary of the State of California;

(f)          the Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance;

(g)          the Confirmation Order shall have been entered and, on or prior to the Closing Date, shall have become a Final Order, shall be in full force and effect and shall not have been stayed, reversed, vacated, amended, supplemented or otherwise modified;

(h)          all of the conditions to the effectiveness of the Plan shall have been satisfied or waived (to the extent that Plan expressly provides for the possibility of such a waiver) in accordance with the Plan and the Plan Effective Date shall have occurred;

(i)          the Company shall have raised at least an amount from the sale of Common Stock or Equity Securities in respect of Common Stock other than pursuant to this Agreement, whether pursuant to the Public Equity Offerings, the Backstop Commitment Letters or a combination of them or otherwise, which when combined with all amounts raised pursuant to this Agreement shall equal $9,000,000,000 in gross proceeds; and

(j)          the Company shall have raised at least $2,500,000,000 in gross proceeds from an underwritten offering of Common Stock in the Public Equity Offerings.

SECTION 2.4.          Conditions to Each Investor’s Obligations.  The obligation of each Investor, severally and not jointly, to consummate the purchase of its Shares shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by such Investor on behalf of itself in writing with respect to its Shares, in whole or in part, to the extent permitted by applicable Law):

(a)          the Company shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Company at or prior to the Closing;

(b)          (i) the representations and warranties of the Company set forth in Sections 3.1, 3.2, 3.3, 3.4 and 3.11 shall be true and correct as of the Closing Date (except to the extent that such representation and warranty is made as of a specified date other than the Closing Date, in which case such representation and warranty shall be true and correct as of such date) and (ii) all other representations and warranties of the Company set forth in Article III shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Company Material Adverse Effect” and words of similar import set forth therein) as of the Closing Date (except to the extent that such representation and warranty is made as of a specified date other than the Closing Date, in which case such representation and warranty shall be true and correct as of such specified date) except where the failures of such representations and warranties to be so true and correct, in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect; and

(c)          the Company shall have delivered, or caused to be delivered, to such Investor at the Closing, the Company’s closing deliveries described in Section 2.6.

SECTION 2.5.          Conditions to Company’s Obligations.  The obligation of the Company to consummate the sale of the applicable Shares to each Investor shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to such Investor (any or all of which may be waived by the Company in writing, in whole or in part, to the extent permitted by applicable Law):

(a)          the Investor shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Investor at or prior to the Closing;

(b)          (i) the representations and warranties of such Investor (A) set forth in Sections 4.1, 4.2(a), 4.3(b) and 4.6 shall be true and correct in all respects as of the Closing Date and (ii) all other representations and warranties of such Investor set forth in Article IV shall be true and correct in all respects (disregarding all qualifications or limitations as to “materiality”, “Investor Material Adverse Effect” and words of similar import set forth therein) as of the Closing Date (except to the extent that such representation and warranty is made as of a specified date other than the Closing Date, in which case such representation and warranty shall be true and correct in all respects as of such specified date), except where the failures of such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have an Investor Material Adverse Effect; and

(c)          such Investor shall have delivered, or caused to be delivered, to the Company at the Closing such Investor’s closing deliveries described in Section 2.7.

SECTION 2.6.          Company Deliveries.  At the Closing, subject to the terms and conditions hereof, the Company will deliver, or cause to be delivered, to each Investor:

(a)          such Investor’s Shares, which shall be registered in the name of the Investor with the transfer agent of the Company and delivered to such Investor (at the request of such Investor) either (1) in direct registry form or (2) in certificated form (which may be evidenced at the Closing by PDF or similar electronic or facsimile copies, with original physical certificates to follow promptly);

(b)          a certificate, dated as of the Closing Date and signed by the Chief Financial Officer of the Company, in his capacity as such, certifying that the conditions set forth in Sections 2.4(a) and 2.4(b) have been satisfied;

(c)          a copy of a supplemental listing application filed with the NYSE to list Common Stock that includes the Shares; and

(d)          any other certificates, agreements and other documents reasonably necessary to consummate or implement the transactions contemplated by this Agreement.

SECTION 2.7.          Investor Deliveries.  At the Closing, subject to the terms and conditions hereof, each Investor will deliver, or cause to be delivered, to the Company:

(a)          payment to the Company of such Investor’s Aggregate Purchase Price by wire transfer of immediately available funds to an account designated by the Company (which account the Company shall designate in writing at least three Business Days prior to the Closing Date);

(b)          a certificate, dated as of the Closing Date and signed by an officer of such Investor reasonably acceptable the Company, in his or her capacity as such, certifying that the conditions set forth in Sections 2.5(a) and 2.5(b) have been satisfied; and

(c)          any other certificates, agreements and other documents reasonably necessary to consummate or implement the transactions contemplated by this Agreement.

SECTION 2.8.          Notice of Closing.  The Company shall provide the Investors with at least three Business Days prior written notice of the anticipated Closing Date by electronic mail or facsimile substantially in the form attached hereto as Exhibit B and executed by a person set forth on the Authorized Signatory List (as defined below) (the “Funding Notice”).  No later than five Business Days prior to the Closing, the Company shall deliver to the Investors a notice substantially in the form attached hereto as Exhibit C (the “Authorized Signatory List”), setting forth those persons authorized to execute the Funding Notice.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Investor as of the date of this Agreement and as of the Closing (except to the extent that a representation and warranty is made only as of a specified date, in which case such representation and warranty is made as of such date) that, except as (A) set forth in the confidential disclosure letter delivered by the Company to such Investor prior to the execution of this Agreement (the “Company Disclosure Letter”) (it being understood that any information, item or matter set forth on one section or subsection of the Company Disclosure Letter shall only be deemed disclosure with respect to, and shall only be deemed to apply to and qualify, the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent that it is reasonably apparent on its face that such information, item or matter applies to such other section or subsection), (B) disclosed in any report, schedule, form, statement (including any registration statement) or other document (including exhibits) of the Company filed with, or furnished to, the SEC and in each case publicly available after January 1, 2019, and prior to the date of this Agreement  (but excluding any “forward-looking statements” section and any other disclosures included therein to the extent that they are predictive or forward-looking in nature) (the “Filed SEC Documents”) or (C) disclosed in the Plan or the Disclosure Statement, as follows:

SECTION 3.1.          Existence.  The Company has been duly incorporated, is validly existing and is in good standing under the Laws of the State of California.  The Company has full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as currently conducted. The Utility is an entity duly incorporated, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

SECTION 3.2.          Capitalization; Shares.  As of the date hereof, the Company has the authorized equity capitalization as set forth in the Filed SEC Documents, and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. All of the issued and outstanding capital stock of the Utility (i) has been duly authorized and validly issued, (ii) is fully paid and non-assessable and (iii) is owned by the Company directly or indirectly, free and clear of any Lien except for such Lien that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

SECTION 3.3.          No Conflict.  After giving effect to the Plan and the transactions contemplated thereby, the issue and sale of the Shares, the execution, delivery and performance by the Company of this Agreement, the application of the proceeds from the sale of the Shares and the consummation of the transactions contemplated hereby (assuming the satisfaction of all conditions to Closing set forth herein) will not (a) conflict with or result in any violation of (i) the provisions of the articles of incorporation or by-laws (or similar organizational documents) of the Company or the Utility or (ii) any agreement or other terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or the Utility is a party or by which it is bound or to which its property is subject or (b) violate any statute or any judgment, order, decree, rule or regulation of any court or Governmental Authority, except in the case of clauses (a)(ii) and (b), for such conflicts or violations (other than a conflict or violation of the Confirmation Order) that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

SECTION 3.4.          Authority.

(a)          Subject to approval by the Bankruptcy Court of this Agreement, the Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby, and the execution, delivery and performance by the Company of this Agreement has been duly and validly authorized by all necessary action on part of the Company.  Upon the filing with, and certification by, the Secretary of the State of California of the Company Charter Documents in accordance with the Plan, the Shares will have been duly authorized and, upon their issuance pursuant to the terms hereof, each Share will be validly issued and outstanding, free of all liens, charges and encumbrances as fully paid and non-assessable, other than transfer restrictions under this Agreement, the Company Charter Documents and applicable federal and state securities Laws. On the Closing Date, all corporate action required to be taken by the Company, its officers, directors and shareholders for the authorization, issuance, sale and delivery of the Shares and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been validly taken.

(b)          This Agreement has been validly executed and delivered by the Company and, subject to approval by the Bankruptcy Court of this Agreement, constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally is subject to general principles of equity, whether considered in a proceeding at law or in equity and including principles of commercial reasonableness, fair dealing and good faith (the “Bankruptcy and Equity Exception”). No approval from the holders of outstanding shares of Common Stock is required in connection with the Company’s issuance and sale of the Shares to the Investor.

SECTION 3.5.          Private Placement.  Assuming the accuracy of the representations and warranties set forth in Section 4.7, the issuance and sale of the Shares pursuant hereto are exempt from the registration requirements of the Securities Act and applicable state securities Laws. No form of general solicitation or general advertising within the meaning of Regulation D (including advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company, or any Person acting on behalf of the Company in connection with the offer and sale of the Shares.

SECTION 3.6.          Consents and Approvals.  No consent, approval, authorization or order of, or filing, report, registration or qualification with, any Governmental Authority is required for the execution of this Agreement and the consummation by the Company of the transactions contemplated hereby or thereby (including the offering and sale of the Shares), except for such consents, approvals, authorizations, orders, registrations, filings or qualifications which shall have been obtained or made prior to the Closing Date as described in this Agreement or as may be required by the securities or “blue sky” Laws of the various states, the Securities Act and the securities Laws of any jurisdiction outside the United States in which the Shares are offered.  Other than that of the Backstop Parties, no consent, approval, or authorization of any other Person is required to be obtained by the Company in connection with the transactions contemplated hereby, except for such consents, approvals or authorizations which shall have been obtained or made prior to the Closing Date or except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

SECTION 3.7.          Compliance with Laws.

(a)          Since January 1, 2020, the Company and the Utility have complied and are in compliance with all applicable Laws, except for noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.  Since January 1, 2020, the Company and the Utility have not received any notice from any Governmental Authority asserting any violation by such Person of any applicable Law.  Each of the Company and the Utility has obtained and is in compliance with all permits, licenses, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Authority necessary to conduct its business as presently conducted, except those the absence of which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b)          The operations of the Company and the Utility are and have been conducted at all times in compliance in all material respects with applicable money laundering statutes, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and as of the date hereof, no action, suit or proceeding by or before any Governmental Authority involving the Company or the Utility with respect to the Money Laundering Laws is pending or, to the Company’s Knowledge, threatened.

(c)          Neither the Company nor the Utility nor, to the Company’s Knowledge, any director, officer, agent, employee or Affiliate of the Company or the Utility is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or knowingly indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(d)          Neither the Company nor the Utility nor, to the Company’s Knowledge, any director, officer, agent, employee or other Person authorized to act on behalf of the Company or the Utility has in the past five years (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, including with the intention of improperly influencing any act or decision of such official; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

SECTION 3.8.          Legal Proceedings and Litigation.  There is no action, suit, investigation, inquiry or legal or governmental proceeding pending to which the Company or any Company Subsidiary is a party or of which any property of the Company or any Company Subsidiary is the subject which if determined adversely to the Company or any Company Subsidiary would have a Company Material Adverse Effect or which would materially and adversely affect the consummation of the transactions contemplated under this Agreement or the performance by the Company of their obligations hereunder or thereunder; and, to the Company’s Knowledge, no such proceedings are threatened or contemplated by Governmental Authorities or threatened by others.

SECTION 3.9.          Company SEC Documents.

(a)          Since January 1, 2020, the Company has filed with the SEC on a timely basis all forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act (all such documents, collectively the “Company SEC Documents”). The Company SEC Documents, at the time filed or in the case of registration statements, solely on their respective dates of effectiveness (in each case, except to the extent amended or supplemented by a subsequent Company SEC Document) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be.

(b)          Since December 31, 2019, neither the Company nor the Utility has (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, have been adequately reserved against or reflected in the Company’s audited financial statements included in the Filed SEC Documents, are expressly contemplated by this Agreement or the Plan or have been discharged or paid prior to the date of this Agreement, (ii) entered into any material transaction that is required to be described in the Company SEC Documents or (iii) declared or paid any dividend on its capital stock.

SECTION 3.10.          Internal Controls.  The Company and the Utility each maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s and the Utility’s respective principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and the Utility each maintains internal accounting controls that are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Company’s or the Utility’s assets, as applicable  is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the Company’s or the Utility’s assets, as applicable, is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Neither the Company nor the Utility is aware of any material weakness in its respective internal controls over financial reporting.

SECTION 3.11.          No Company Material Adverse Effect.  Since January 1, 2020, no event has occurred or condition exists which would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

SECTION 3.12.          Certain Fees.  Except for fees payable to the Company’s Investment Banks, neither the Company nor any Company Subsidiary is a party to any contract, agreement or understanding with any Person that could give rise to a valid claim against the Investor for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

SECTION 3.13.          Tax Matters.  (i) The Company and the Utility have filed all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and paid all taxes due thereon and (ii) no material tax deficiency has been determined adversely to the Company or any Company Subsidiary, which deficiency has not been either paid or contested in good faith.

SECTION 3.14.          Investment Company Status.  Neither the Company nor the Utility is or, immediately after giving effect to the offer and sale of the Shares hereunder and the application of the proceeds therefrom, will be an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

SECTION 3.15.          Financial Statements.  The consolidated financial statements (including the related notes and supporting schedules) of the Company included or incorporated by reference in the Company SEC Documents present fairly, in all material respects, the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and its cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments), and have been prepared in all material respects in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis throughout the periods involved (except (i) as may be indicated in the notes thereto or (ii) as permitted by Regulation S-X).

SECTION 3.16.          NYSE Listing.  The Company has not received any notice of delisting from the NYSE with respect to the Common Stock that has not been withdrawn or fully addressed.

SECTION 3.17.          Rule 144.  The Company is in compliance with the requirements of Rule 144(c)(1).  As of the date hereof, the Company is not, and at no time in the preceding 12 months has been, the type of issuer described in Rule 144(i)(1).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

Each Investor (or, for each Investor acting as the nominee of one or more funds, such Investor on behalf of the funds for which it serves as nominee) hereby, severally and not jointly, represents and warrants to the Company as of the date of this Agreement and as of the Closing with respect to itself (and, for each Investor so representing or warranting on behalf of one or more funds for which it serves as nominee, all references to “Investor” in this Article IV shall be deemed to refer to the funds for which such Investor serves as nominee), that, except as set forth in any confidential disclosure letter delivered by such Investor to the Company prior to the execution of this Agreement (such letter, an “Investor Disclosure Letter”):

SECTION 4.1.          Existence.  The Investor is a duly organized and validly existing under the Laws of its jurisdiction of organization and the Investor has all requisite power and authority necessary to carry on its business as currently conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

SECTION 4.2.          Due Authorization; Enforceability.

(a)          The Investor has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby, and the execution, delivery and performance by the Investor of this Agreement has been duly and validly authorized by all necessary action on the part of Investor.

(b)          This Agreement has been validly executed and delivered by the Investor and this Agreement constitutes the legal, valid and binding obligation of the Investor, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception.

SECTION 4.3.          No Conflict.  The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which the Investor is a party or by which the Investor is bound or to which any of the property or assets of the Investor is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of the Investor, or (c) violate any statute, order, rule or regulation of any Governmental Authority, except in the cases of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement.

SECTION 4.4.          No Side Agreements.

(a)          Other than this Agreement, there are no other agreements by, among or between the Investor and any of its Affiliates, on the one hand, and the Company or any of its

Affiliates, on the other hand, with respect to the transactions contemplated hereby, nor are there promises or inducements for future transactions between or among any of such parties.

(b)          The Investor acknowledges that it reached its decision to make the Investment independently from any other Person investing in Equity Securities of the Company or of the Utility (whether pursuant to another Investment or other transactions contemplated by the Plan) and does not otherwise have a formal or informal understanding with any other Person to make a coordinated acquisition of Equity Securities of the Company or of the Utility.

SECTION 4.5.          Financing.  The Investor currently has available capital commitments sufficient to, and at the Closing will have available funds necessary to, consummate the Investment and pay the Aggregate Purchase Price on the terms and conditions contemplated by this Agreement.  As of the date of this Agreement, the Investor is not aware of any reason why the funds necessary to fulfill its obligations under Article II (including paying the Aggregate Purchase Price) will not be available on the Closing Date.

SECTION 4.6.          Brokers and Other Advisors.  No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Investment based upon arrangements made by or on behalf of the Investor or any of its Affiliates, except for Persons, if any, whose fees and expenses will be paid by the Investor.

SECTION 4.7.          Investment.  The Investor is an “accredited investor” (as defined in Rule 501 promulgated under the Securities Act) and an “institutional account” (as defined in Rule 4512(c) promulgated by the Financial Industry Regulatory Authority, Inc.), and is knowledgeable and experienced in finance, securities and investments and has had sufficient experience analyzing and investing in securities similar to the Shares so as to be capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision.  The Investor (i) has been furnished with or has had access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Shares, (ii) has had an opportunity to discuss with the Company and its Representatives the intended business and financial affairs of the Company and to obtain information necessary to verify any information furnished to it or to which it had access and (iii) can bear the economic risk of (a) an investment in the Company indefinitely and (b) a total loss in respect of such investment.   The Shares are being acquired for the Investor’s own account or the account of its Affiliates and, except as otherwise set forth in the signature page of the Investor hereto, not as a nominee or agent, and with no present intention of distributing the Shares or any part thereof, and the Investor has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities Laws of the United States or any state. If the Investor should in the future decide to dispose of any of the Shares, the Investor acknowledges and agrees (x) that it may do so only in compliance with, or pursuant to an exemption from, the Securities Act and applicable state securities Law, as then in effect, including a sale contemplated by any registration statement pursuant to which such securities are being offered and (y) that stop-transfer instructions to that effect will be in effect with respect to such securities. The Investor is not relying upon, and has not relied upon, any statement, representation or warranty made by either of the Investment Banks, any of their respective Affiliates or any of its or their respective control persons, officers, directors and employees, in making its investment or decision to invest in the Company.

SECTION 4.8.          Restricted Securities.  The Investor acknowledges that the Shares are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only pursuant to an exemption from such registration requirements. In this connection, the Investor represents that it is knowledgeable with respect to Rule 144.

SECTION 4.9.          Legend.

(a)          The Investor acknowledges that the Shares, or any transaction statement evidencing ownership of the Shares, will bear a restrictive legend substantially as follows:

“THE SECURITIES REPRESENTED HEREBY ARE (1) SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF [DATE OF THIS AGREEMENT], 2020, A COPY OF WHICH IS ON FILE WITH THE CORPORATE SECRETARY OF THE ISSUER AND (2) HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”) OR WITH THE SECURITIES COMMISSION OF ANY STATE AND, ACCORDINGLY, MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF OR TRANSFER AGENT FOR THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE ISSUER, THE TRANSFER AGENT OR THEIR RESPECTIVE COUNSEL, THAT SUCH TRANSFER, SALE OR OTHER DISPOSAL OTHERWISE COMPLIES WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

Additionally, if required by the authorities of any state in connection with the issuance or sale of the Shares, the Shares shall bear the legend required by such state authority.

SECTION 4.10.          Tax Matters.  The Investor has reviewed the Company Charter Documents in substantially the same form as provided in the Plan Supplement, and neither the Investor nor, to the Investor’s knowledge, any other Person would become a “Substantial Shareholder” (as defined in the Company Charter Documents) as a result of the Investment, alone or together with other acquisitions of Common Stock occurring as part of the Plan Funding.

ARTICLE V

COVENANTS

SECTION 5.1.          Taking of Necessary Action.

(a)          Each of the Parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under this Agreement and applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement.  The Company shall, subject to obtaining any required consents and approvals, use its commercially reasonable efforts to consummate the Public Equity Offerings as promptly as reasonably practicable following the date of this Agreement.

(b)          Without limiting the generality of this Section 5.1, if so required, the Company and the applicable Investor shall, and shall cause their respective Subsidiaries and Affiliates to, within two Business Days after the date hereof, make any filing with the FTC and the DOJ required under the HSR Act with respect to such Investor’s Investment.  The Company and the applicable Investor shall, and shall cause their respective Subsidiaries and Affiliates to, furnish to each other such information and assistance as such other Party may reasonably request in connection with its preparation of any such filing or notice that is necessary under the HSR Act or other antitrust Laws or that is otherwise requested by the FTC, DOJ or other Governmental Authority in the course of any review of such Investor’s Investment.

(c)          Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to (i) propose, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of, prohibition or limitation on the ownership or operation by it or any of its Affiliates of, or other arrangement regarding, any portion of the business, properties or assets of the Company or any of its Affiliates or (ii) initiate or participate in any Proceedings, whether judicial or administrative, in order to oppose or defend against any action by any Governmental Authority to prevent or enjoin the consummation of the applicable Investment, or take any action to overturn any regulatory action by any Governmental Authority to prohibit consummation of the applicable Investment, including defending any Proceeding brought by any Governmental Authority seeking the entry or affirmation of any injunction, order or decree that would cause any condition set forth in Section 2.3, 2.4 or 2.5 not to be satisfied.

SECTION 5.2.          Listing Application.  To the extent that it has not done so prior to the date hereof, the Company shall file prior to the Closing a supplemental listing application with the NYSE to list Common Stock that includes the Shares and obtain the approval of the NYSE, subject only to official notice of issuance, of the listing thereof.

SECTION 5.3.          Access to Information.  At all times prior to the Closing, the Company shall afford each Investor and its Representatives reasonable access to the Company’s officers and due diligence materials, at such reasonable times as the Investor may reasonably request upon reasonable notice; provided, however, that any investigation pursuant to this Section 5.3 shall be conducted in a manner as not to interfere unreasonably with the conduct of the business of the Company or the Utility.  Access that would be in contravention of an order of a Governmental Authority or in a manner that would jeopardize the health or safety of employees of the Company, the Utility or any of their respective Affiliates shall be deemed unreasonable for purposes of this Section 5.3.

SECTION 5.4.          Use of Proceeds.  The Company shall use the proceeds from the sale of the Shares to consummate the Plan and to pay certain fees and expenses related thereto.

SECTION 5.5.          Confidentiality.

(a)          Each Investor agrees that it shall, and shall cause its Affiliates and Representatives who have received or are given Evaluation Material to, treat confidentially all Evaluation Material; provided, however, that nothing herein shall prevent the Investor from disclosing any Evaluation Material (i) to the extent such Investor is advised by outside counsel that such disclosure is required pursuant to the order of any court or administrative agency or in any legal, judicial or administrative proceeding or other compulsory process or otherwise as required by applicable Law or regulations (in which case such Investor may disclose only the portion of such Evaluation Material that such Investor is advised by outside counsel is required to be disclosed, and provided that Investor shall promptly notify the Company, in advance, to the extent lawfully permitted to do so), (ii) upon the request or demand of any regulatory authority having jurisdiction over Investor (in which case Investor may disclose only the portion of such Evaluation Material that such Investor is advised by outside counsel is required to be disclosed, and provided that such Investor shall, except with respect to any audit or examination conducted by bank accountants or any governmental regulatory authority exercising examination or regulatory authority, promptly notify the Company, in advance, to the extent lawfully permitted to do so), (iii) to the Representatives of such Investor who need to know such information for the purpose of assisting such Investor in its evaluation of the Investment (or otherwise with the consent of the Company) so long as such Investor instructs its Representatives, and its Representatives have agreed, to treat the Evaluation Material in a confidential manner and in accordance with the terms hereof (it being understood that such Investor will be responsible for any breach of any provisions of this Agreement, which by their terms apply to such Investor’s Representatives, by any of such Investor’s Representatives), (iv) to the extent any such information becomes publicly available other than by reason of disclosure by such Investor or any of its Representatives in breach of this Agreement and (v) to the extent such information is lawfully received by such Investor from a third party that is not, to such Investor’s knowledge, subject to a confidentiality obligation to the Company or any of its subsidiaries with respect to such information or is not, to such Investor’s knowledge, prohibited from transmitting such information to such Investor.  Notwithstanding anything to the contrary herein, such Investor shall, (x) to the extent legally permissible, provide the Company with a list of any Evaluation Material that such Investor intends to disclose (and, if applicable, the text of the disclosure language itself), in advance of any such disclosure, and (y) to the extent legally permissible, reasonably cooperate (at the Company’s expense) with the Company to the extent the Company may seek to limit such disclosure, including, if requested, in connection with the Company seeking a protective order in connection with such disclosure of Evaluation Material.

(b)          Each Investor acknowledges that it is aware, and agrees that it will advise its Representatives who are informed as to the matters that are the subject of this Agreement, that (i) the Evaluation Material being furnished to such Investor contains or may itself be material non-public information (“MNPI”) concerning the Company or its Affiliates, (ii) the unauthorized disclosure of any Evaluation Material could frustrate the success of the Investment, which could have a material adverse effect on the Company and its Affiliates, and (iii) the United States securities Laws prohibit any person who has received MNPI concerning the Company or its Affiliates or the matters that are the subject of this Agreement from purchasing or selling securities of the Company or its Affiliates or from communicating such MNPI to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.  Such Investor hereby agrees that it will follow its “need to know” confidentiality policies and will maintain proper information barriers and other procedures in accordance with firm policies and practices (including, without limitation, separate deal teams where appropriate and the use of “information walls”) to avoid unauthorized disclosure of Evaluation Material to persons not on its deal team.  Prior to the Closing, neither the Company nor any of its Representatives shall furnish any Investor with Evaluation Material that constitutes MNPI unless at or prior to the Closing the Company either (x) makes public all material nonpublic Evaluation Material provided to such Investor or its Representatives or (y) confirms to such Investor in writing that none of such Evaluation Material remains MNPI.  For the avoidance of doubt, the entry by an Investor into this Agreement shall not create any presumption that the Investor has in fact received Evaluation Material.

(c)          Upon written request of the Company, such Investor shall (and shall direct its Representatives to), within ten days of its receipt of such written request promptly destroy or return to the Company all Evaluation Material and any copies of documents, papers, reports, analyses, compilations, forecasts, memoranda, notes, studies or other written or electronic material that contain, are based on, reflect, are generated in whole or in part from or are otherwise derived from Evaluation Material provided by the Company or its Representatives (such return or destruction of Evaluation Material to be confirmed by a duly authorized representative of such Investor in writing); provided, however, that such Investor and its Representatives may retain any Evaluation Material that they are required to retain pursuant to their respective (i) record-keeping requirements mandated by applicable Law or regulation or (ii) internal record maintenance policies and controls, so long as in each case such Investor and its Representatives who have received Evaluation Material continue to hold such Evaluation Material in accordance with the terms of this Agreement, notwithstanding the expiration of the term of, or termination of, this Agreement.

(d)          Except as required by applicable Law or securities exchange rules, no Party shall issue any press release or make any similar public announcement or communication concerning the Investment that makes reference to another Party without the prior written consent of such other Party, which consent shall not be unreasonably withheld or delayed; provided, however, that if such announcement or communication is required by applicable Law, the Party making such announcement shall promptly provide such other Party with prior notice of such disclosure.

SECTION 5.6.          Tax Information.  As reasonably requested in writing by the Company, each Investor shall use commercially reasonable efforts to provide to the Company information relevant to the preservation of the Company’s and the Utility’s tax attributes.  Without limiting the generality of the foregoing, each Investor shall use commercially reasonable efforts to provide to the Company a true, correct and complete information form in the form of Exhibit A (the “Ownership Form”) promptly after the date hereof and in no case later than the date that is five days after the Plan Effective Date, and if an Investor determines that any information on such Ownership Form is incorrect after its submission to the Company thereof, such Investor shall provide the Company with an updated Ownership Form reasonably promptly following such determination.  The Company shall use commercially reasonable efforts to cooperate with each Investor in connection with the completion of any Ownership Form.  The Company shall treat confidentially all information provided to the Company pursuant to this Section 5.6, subject to the exceptions in the proviso in Section 5.5(a), applied mutatis mutandis.

SECTION 5.7.          Transfer Restrictions.

(a)          Until the 90-day anniversary of the Closing Date (the “Lock-Up Period”), each Investor shall not (i) Transfer any Shares or (ii) make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a short sale of, or the purpose of which is to offset the loss which results from a decline in the market price of, any Shares, or otherwise establish or increase, directly or indirectly, a put equivalent position, as defined in Rule 16a-1(h) under the Exchange Act, with respect to the Shares (any such action, a “Hedge”); provided, however, that (1) nothing in clause (ii) above shall prohibit a Permitted Hedging Transaction and (2) following notice to the Company (and providing any information reasonably requested by the Company), each Investor shall be permitted to pledge Registrable Securities for a bona fide loan or other extension of credit, including any subsequent transfer of such Registrable Securities to such lender or collateral agent or other transferee in connection with the exercise of remedies under such loan or extension of credit, subject to such lender or collateral agent or other transferee agreeing not to sell or transfer such Registrable Securities for the remainder of the Lock-up Period.

(b)          Notwithstanding Section 5.7(a), each Investor shall be permitted to Transfer any portion or all of their Shares to an Affiliate of such Investor who is managed by the same investment manager as the transferor (other than any “portfolio company” as such term is customarily used among institutional investors) of such Investor; provided, however, that (x) in no event shall an Investor be permitted under this Section 5.7(b) to Transfer any portion or all of their Shares to (i) the Company or the Utility, (ii) any competitor of the Company or the Utility or any Affiliate of any such competitor or (iii) any person who would not be eligible to file on Schedule 13G if it owned over 5% of the Company, and (y) any transferee under this Section 5.7(b) must agree to comply with the transfer restrictions in this Section 5.7 and to be bound by all the other provisions and obligations contained herein applicable to the transferor, such agreement being in a form reasonably satisfactory to the Company.

(c)          Each Investor acknowledges the rights, remedies and restrictions included in the Company Charter Documents, including the restrictions on acquisitions, and that the Company intends to enforce such restrictions.

(d)          Any attempted Transfer or Hedge in violation of this Section 5.7 shall be null and void ab initio.

SECTION 5.8.          Rule 144 Information.  From the Closing Date until the 12-month anniversary of the Closing Date, the Company shall timely file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, to the extent necessary from time to time to permit the Investor to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or any similar rule or regulation hereafter adopted by the SEC.

SECTION 5.9.          Consent Support.  Each Investor that is a Backstop Party, or that is Affiliated with a Backstop Party, shall execute and deliver (or, with respect to an Affiliated Backstop Party that cannot be caused to deliver such consent as a result of applicable Law, request in a manner consistent with such Investor’s relevant internal policies and procedures that such Affiliated Backstop Party execute and deliver) to the Company prior to the Cut-Off Date its affirmative consent, or (if applicable) the affirmative consent of its Affiliated Backstop Party, to the amendment and restatement of its respective Backstop Commitment Letter substantially in the form of the Consent Form.

SECTION 5.10.            GIC Information.  Notwithstanding anything else to the contrary herein or in any other document related hereto, the GIC Investor shall not be required to provide any non-public information with respect to itself or its Affiliates.

ARTICLE VI

SECTION 6.1.          Shelf Registration.

(a)

(i)          Subject to Section 6.1(b) and to the extent not previously filed or effective, as soon following the Plan Effective Date as is permissible under applicable rules and regulations of the SEC, the Company shall file with the SEC a registration statement (as may be amended, supplemented or replaced from time to time, the “Shelf Registration”) (on Form S-3 to the extent permissible) pursuant to applicable rules under the Securities Act covering the resale of all Registrable Securities, and any other securities desired by the Company, and shall (A) use reasonable best efforts to cause such registration statement to become effective on the earliest date practicable and (B) cause such registration statement to become effective in all events not later than 20 days after the Plan Effective Date.

(ii)          Subject to Section 6.1(b), the Company shall use commercially reasonable efforts to keep the Shelf Registration continuously effective under the Securities Act in order to permit the prospectus forming a part thereof to be usable by each Investor until the date as of which all Registrable Securities covered by the Shelf Registration are no longer Registrable Securities.

(iii)          Subject to Section 6.1(a)(ii), the Company shall, from time to time, supplement and amend, or replace by filing a new registration statement, the Shelf Registration if required in each case by the Securities Act, including the rules, regulations or instructions applicable to the registration form used by the Company for the Shelf Registration.

(b)          Deferral of Filing; Suspension of Use.  The Company may defer the filing or the effectiveness, or suspend the use, of the Shelf Registration at any time if the Company determines, in its sole discretion acting in good faith, that such action or use (or proposed action or use) (i) would require the Company to make an Adverse Disclosure or (ii) would impede, delay or interfere with any financing, acquisition, corporate reorganization or other significant transaction then pending or proposed to be taken by the Company or any of its Subsidiaries (or any negotiations, discussions or pending proposals with respect thereto); provided, however, that the Company shall not exercise its rights to deferral or suspension pursuant to this Section 6.1(b), and shall not so effect any such deferral or suspension, for more than a total of 30 days (which need not be consecutive) in any three-month period.  The Company shall promptly notify each Investor of any deferral or suspension pursuant to this Section 6.1(b) and the Company agrees that it will terminate any such deferral or suspension as promptly as reasonably practicable and will promptly notify each Investor in writing of the termination of any such deferral or suspension.

SECTION 6.2.          Registration Procedures.

(a)          In connection with the registration statement required by or filed pursuant to Section 6.1(a), subject to the terms and conditions of this Agreement, the Company shall:

(i)          furnish to each Investor copies of reasonably complete drafts of the registration statement or any amendments thereto, and the Company shall consider in good faith any corrections reasonably requested by such Investor with respect to information related to such Investor prior to filing any such registration statement or amendment;

(ii)          comply with the provisions of Sections 6.1(a)(ii) and 6.1(a)(iii);

(iii)          furnish to each Investor, without charge, electronic copies of such registration statement and any post-effective amendment thereto (but excluding all schedules, all exhibits and all materials incorporated or deemed incorporated therein by reference) and the prospectus included in such registration statement as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor (it being understood that, subject to Sections 6.1(b), 6.3 and 6.4 and the requirements of the Securities Act and applicable state securities Laws, the Company consents to the use of the prospectus and any amendment or supplement thereto by such Investor in connection with the offering and sale of the Registrable Securities covered by the registration statement of which such prospectus, amendment or supplement is a part);

(iv)          promptly following its actual knowledge thereof, notify each Investor (A) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective, (B) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or “blue sky” Laws or the initiation of any proceedings for that purpose or (C) of the happening of any event that requires the making of any changes in such registration statement, prospectus or documents so that they shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus shall not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(v)          otherwise comply with all applicable rules and regulations of the SEC, including the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and use commercially reasonable efforts to make generally available to each Investor an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, which requirement shall be deemed to be satisfied with respect to each Investor if the Company files complete and accurate information on Forms 10-K, 10-Q and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

(vi)          cause the Registrable Securities included in the Shelf Registration to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed;

(vii)          maintain a transfer agent and registrar for all Registrable Securities registered hereunder;

(viii)          notify each Investor promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information; and

(ix)          advise each Investor, promptly after it receives notice or obtains actual knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation of any proceeding for such purpose and promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

(b)          Each Investor shall reasonably cooperate with the Company in the preparation and filing of the registration statement under the Securities Act and any related prospectus, in each case pursuant to this Agreement, and any amendment or supplement thereto, and provide the Company with all information reasonably necessary to complete such preparation as the Company may, from time to time, reasonably request in writing, and the Company may exclude from such registration the Registrable Securities of an Investor (or not proceed with such registration) and be relieved of any related obligations hereunder if such Investor fails to furnish such information within a reasonable time after receiving such request.  Each Investor, within three business days of such Investor’s receipt of a reasonable written request of the Company, shall provide the Company with information with respect to its beneficial ownership of Common Stock and, promptly following the date on which such Investor determines that it no longer holds any Registrable Securities as a result of one or more sales or transfers thereof, shall notify the Company in writing thereof.

(c)          Each of the Parties shall treat all notices of transfers and proposed transfers and registrations, all notices of, and information relating to, any blackout periods under Section 6.1(b) and all Suspension Notices received from another Party with the strictest confidence (as Evaluation Material in accordance with Section 5.5 and in accordance with the terms of any applicable confidentiality agreement among the Company and the Investor) and shall not disseminate such information or disclose the existence thereof.

SECTION 6.3.          Free Writing Prospectuses.  Each Investor agrees that, unless it obtains the prior written consent of the Company, it shall not make any offer relating to the Registrable Securities that would constitute a “free writing prospectus”, as defined in Rule 405 under the Securities Act, required to be filed with the SEC.

SECTION 6.4.          Suspension of Dispositions.  Each Investor agrees that upon receipt of any notice (a “Suspension Notice”) from the Company of the happening of any event of the kind described in Sections 6.2(a)(iv)(B), 6.2(a)(iv)(C) or 6.2(a)(ix), such Investor shall forthwith discontinue disposition of Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the “Advice”) by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the prospectus, and, if so directed by the Company, such Investor shall deliver to the Company all copies, other than permanent file copies then in such Investor’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.  The Company shall use commercially reasonable efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

SECTION 6.5.          Registration Expenses.  The Company shall pay all of its fees and expenses incident to the performance of or compliance with its obligations under this Article VI, including fees and expenses of compliance with securities or blue sky Laws, SEC filing fees, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing prospectuses in final form and any supplements thereto and fees and disbursements of counsel for the Company and all independent certified public accountants for the Company and other Persons retained by the Company (but not including any commissions attributable to the sale of Registrable Securities or fees and expenses of counsel and any other Representative representing the Investor).  Each Investor shall pay all its own expenses, including fees and expenses of any counsel retained by it.

SECTION 6.6.          Indemnification.

(a)          Indemnification by the Company.  The Company agrees to indemnify and hold harmless, to the fullest extent permitted by Law, each Investor and the investment manager or managers acting on behalf of such Investor with respect to the Registrable Securities, Persons, if any, who Control any of them, and each of their respective Representatives (each, an “Indemnitee”), from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (“Losses”), arising out of or caused by any untrue statement or alleged untrue statement of a material fact contained in the registration statement or any related prospectus in each case relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or arising out of or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the case of the prospectus, in light of the circumstances in which they were made, not misleading, except insofar as such Losses arise out of or are caused by any such untrue statement or omission included or omitted in conformity with information furnished to the Company in writing by an Indemnitee or any Person acting on behalf of an Indemnitee expressly for use therein.

(b)          Indemnification by Each Investor.  Each Investor agrees, to the fullest extent permitted under applicable Law, to indemnify and hold harmless each of the Company, each Person, if any, who Controls the Company, and each of their respective Representatives to the same extent as the foregoing indemnity from the Company, but only with respect to Losses arising out of or caused by an untrue statement or omission included or omitted in conformity with information furnished in writing by or on behalf of such Investor expressly for use in any registration statement described herein or any related prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto).

(c)          Indemnification Procedures.

(i)          In case any claim is asserted or any proceeding (including any governmental investigation) shall be instituted where indemnity may be sought by an Indemnitee pursuant to any of the preceding paragraphs of this Section 6.6, such Indemnitee shall promptly notify in writing the Person against whom such indemnity may be sought (the “Indemnitor”); provided, however, that the omission so to notify the Indemnitor shall not relieve the Indemnitor of any liability that it may have to such Indemnitee except to the extent that the Indemnitor was prejudiced by such failure to notify.  The Indemnitor, upon request of the Indemnitee, shall retain counsel reasonably satisfactory to the Indemnitee to represent (subject to the following sentences of this Section 6.6(c)(i)) the Indemnitee and any others the Indemnitor may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any Indemnitee shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (A) the Indemnitor and the Indemnitee shall have mutually agreed to the retention of such counsel, (B) the Indemnitor fails to take reasonable steps necessary to defend diligently any claim within ten days after receiving written notice from the Indemnitee that the Indemnitee believes the Indemnitor has failed to take such steps, or (C) the named parties to any such proceeding (including any impleaded parties) include both the Indemnitor and the Indemnitee and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests or legal defenses between them and, in all such cases, the Indemnitor shall only be responsible for the reasonable fees and expenses of such counsel.  It is understood that the Indemnitor shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to any appropriate local counsel) for all such Indemnitees.  The Indemnitor shall not be liable for any settlement of any proceeding affected without its written consent.

(ii)          If the indemnification provided for in this Section 6.6 is held by a court of competent jurisdiction to be unavailable to an Indemnitee in respect of any Losses referred to herein, then the Indemnitor, in lieu of indemnifying such Indemnitee hereunder, shall contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnitor and the Indemnitee and Persons acting on behalf of or Controlling the Indemnitor or the Indemnitee in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations.  The relative fault of the Company, the Investor and Persons acting on behalf of or Controlling the Company or the Investor shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Investor or by Persons acting on behalf of the Company or the Investor and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Indemnitor shall not be required to contribute pursuant to this Section 6.6(c)(ii) if there has been a settlement of any proceeding affected without its written consent.

SECTION 6.7.          Transfer of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Agreement may not be transferred or assigned to any other Person, other than in connection with a transfer of Shares pursuant to Section 5.7(b).

SECTION 6.8.          Opt-Out.  At any time prior to the initial effectiveness of the Shelf Registration, any Investor may irrevocably elect to opt out of the registration rights under this Article VI.  Any Investor that elects to opt out (a) shall not be entitled to the inclusion of any of its Shares in any Shelf Registration, (b) shall not receive notices or notifications under this Article VI, (c) shall not be subject to Section 6.2(c) and (d) shall not have any other rights or obligations of an “Investor” under this Article VI.

SECTION 6.9.          Legend.  Upon or promptly following the effectiveness of the Shelf Registration, the Company shall take such actions as may be reasonably requested by the Company’s transfer agent so that each Investor may sell, pursuant to such registration statement, any of its Registrable Securities without any legend.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1.          Interpretation of Provisions; Severability.  Article, Section and Schedule references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any Party has an obligation under the Operative Documents, the expense of complying with that obligation shall be an expense of such Party unless otherwise specified. Whenever any determination, consent or approval is to be made or given by any Party to this Agreement, such action shall be in such Party’s sole discretion unless otherwise specified in this Agreement. If any provision in the Operative Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Operative Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Operative Documents, and the remaining provisions shall remain in full force and effect. The Operative Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.  The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

SECTION 7.2.          Nonsurvival of Representations and Warranties.

(a)          None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing, other than the representations and warranties in Sections 3.5, 3.12, 3.14, 4.6, 4.7, 4.8 and 4.9 (the “Surviving Representations”).  After the Closing, no Party may assert in any action, claim or legal proceeding against any other Party, or assert as a defense in any action, claim or legal proceeding brought by any other Party, (i) any breach of, noncompliance with or inaccuracy of any representation or warranty in this Agreement or in any instrument delivered pursuant to this Agreement, other than a Surviving Representation, or (ii) any breach of Section 5.1 or 5.3.  This Section 7.2 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing.

(b)          Notwithstanding anything to the contrary in this Agreement, including this Section 7.2, no Party shall be deemed to have waived any rights, claims, causes of action or remedies against another party with respect to claims for fraud.

SECTION 7.3.          No Waiver; Modifications in Writing.

(a)          No Waiver. No failure or delay on the part of any Party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at law or in equity or otherwise.

(b)          Modifications in Writing. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement shall be effective unless in writing and signed by each of the Parties hereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

(c)        To the extent that the Company agrees with any Person to terms for the purchase of Common Stock that are more favorable to any Investor than the terms set forth in this Agreement, with respect to this Investment or in a transaction with such Person that is of a similar nature as the Investment, taking into account, as the principal factors, the size of the Investment and the security being purchased (excluding allocation provisions that apply proportionately relative to the size of such Investor’s purchase of Common Stock and excluding any exceptions to Article IV, other than exceptions to Section 4.4(a), in any Investor Disclosure Letter), whether by modification to this Agreement, by a separate or side agreement or otherwise, the Company shall promptly provide notice of such terms to all other Investors, and such terms shall be deemed without further action to be incorporated into this Agreement for all Investors, except as to an Investor that shall object to such incorporation in writing. This Section 7.3(c) shall not apply to the Backstop Commitment Letters or any amendment thereto..

SECTION 7.4.          Binding Effect; Assignment.

(a)          Binding Effect. This Agreement shall be binding upon the Company, each Investor, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement and their respective successors and permitted assigns; provided, however, that each Party agrees that each of the Investment Banks, in their capacity as placement agent for the Company, may rely on, and shall have the benefit of, the representations, warranties and agreements of the Company contained in Sections 3.5, 3.14 and 3.17 and of each Investor contained in Sections 4.7, 4.8, 4.9 and 7.13.

(b)          Assignment of Rights. All or any portion of the rights and obligations of each Investor under this Agreement may be transferred by such Investor to any of its Affiliates with the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed); provided, however, that (i) in the event of such assignment, the assignee must agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned, (ii) no such assignment will relieve such Investor of its obligations hereunder prior to the Closing, (iii) such Investor and assignee shall each provide a new or updated, as applicable, Exhibit A in connection with such assignment and (iv) no such assignment to any assignee shall be permitted if as a result of such assignment, the assignee, together with its Affiliates, would upon the consummation of the Investment pursuant to this Agreement beneficially own more than 4.75% of the Common Stock outstanding as of the time immediately preceding the Investment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or transferred (in whole or in part) by the Company (whether by operation of law or otherwise) without the prior written consent of the Investors.

SECTION 7.5.          Communications.  All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, air courier guaranteeing overnight delivery, electronic mail or personal delivery to the following addresses:

(a)          If to the Investor, to the address provided on such Investor’s signature page to this Agreement (and any appended page thereto);

(b)          If to the Company:

PG&E Corporation
77 Beale Street
P.O. Box 770000
San Francisco, California 94177
Attention: Janet Loduca, Senior Vice President and General Counsel

with a copy to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, New York 10019
Attention:  Richard Hall; Paul Zumbro; C. Daniel Haaren
Email:  RHall@cravath.com; PZumbro@cravath.com; DHaaren@cravath.com

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York  10153
Attention:  Stephen Karotkin
Email:  Stephen.karotkin@weil.com

or to such other address as the Company or an Investor may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; at the time of transmittal, if sent via electronic mail; upon actual receipt if sent by certified mail, return receipt requested; and upon actual receipt if delivered by an air courier guaranteeing overnight delivery.

SECTION 7.6.          Entire Agreement; No Other Representations or Warranties.

(a)          This Agreement and the Company Disclosure Letter are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto in respect of the  subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

(b)          Except for the representations and warranties of the Company expressly set forth in Article III and the representations and warranties of each Investor expressly set forth in Article IV, the Company and each Investor mutually acknowledge that none of the Company, any Investor, any of their respective Representatives or any other Person (i) has made or is making any express or implied representation or warranty with respect to the Company, any

Investor or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, and any such representation or warranty is hereby disclaimed by the Company or each Investor, as applicable, on behalf of itself and on behalf of its Representatives, or (ii) will have or be subject to any liability or indemnification obligation to any other Person resulting from the delivery, dissemination or any other distribution by such Party to any other Party or such other Party’s Representatives, or the use by such other Party or any of such other Party’s Representatives, of any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material developed by or provided or made available to such other Party or any of such other Party’s Representatives, including in due diligence materials, or management presentations (formal or informal), in anticipation or contemplation of the Investment, and each Party, on behalf of itself and on behalf of its Representatives, expressly waives any such claim relating to the foregoing matters.

(c)          Each Party hereto further agrees that it shall not bring any action, claim or legal proceeding against any other Party (or any Representative of any other Party) arising out of or relating to this Agreement or the transactions contemplated hereby on the basis, or assert (whether affirmatively or as a defense) in any such action, claim or legal proceeding brought by any other Person, that in entering into this Agreement the first-mentioned Party actually relied on any statement, representation or warranty not expressly set forth in this Agreement of or made by any other Party (or any Representative of any other Party).

SECTION 7.7.          Governing Law; Jurisdiction.  This Agreement, and any claim arising out of or relating to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of New York (excluding any conflict of laws rules and principles of the State of New York that would result in the internal Laws of any other jurisdiction being applicable) applicable to contracts executed in and to be performed entirely within that State. All actions arising out of or relating to this Agreement or the transactions contemplated hereby shall be heard and determined in the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, and the Parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such action. The consents to jurisdiction and venue set forth in this paragraph shall not constitute general consents to service  of process in the State of New York and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the Parties hereto. To the extent that service of process by mail is permitted by applicable Law, each Party irrevocably consents to the service of process in any such suit, action or other proceeding in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for herein.

SECTION 7.8.          Specific Enforcement.  The Parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the Parties hereto fail to take any action required of them hereunder to cause the Closing to occur. The Parties acknowledge and agree that (a) the Parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (and the Investment to be consummated on the terms and subject to the conditions set forth in this Agreement) in the courts described in Section 7.7 without proof of damages or otherwise (in each case, subject to the terms and conditions of this Section 7.8), this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, neither the Company nor the Investors would have entered into this Agreement. The Parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the Parties otherwise have an adequate remedy at law. The Parties hereto acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 7.8 shall not be required to provide any bond or other security in connection with any such order or injunction.

SECTION 7.9.          WAIVER OF JURY TRIAL.  EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 7.9.

SECTION 7.10.          Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. An executed copy of this Agreement delivered by facsimile, electronic mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement.  The words “executed,” signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable Law, including the Federal Electronic

Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable Law, including any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 7.11.          Termination.

(a)          This Agreement may be terminated at any time at or prior to the Closing by the mutual written consent of the Company and Investors entitled to purchase a majority of the Shares to be purchased by the Investors.

(b)          Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing:

(i)          if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal;

(ii)          if, under the HSR Act or otherwise, the FTC or the DOJ shall have commenced or threatened to commence any proceeding to delay or enjoin or seek damages in connection with the transactions contemplated by this Agreement;

(iii)          upon the failure of the Closing to have occurred by December 31, 2020;

(iv)          upon the failure of the Confirmation Date to have occurred on or prior to June 30, 2020;

(v)          if (A) as of 6:00 p.m. Eastern Time on June 8, 2020 (the “Cut-Off Date”), the Company has not received affirmative consents substantially in the form attached as Exhibit A to the Company Disclosure Letter (the “Consent Form”) from the holders of at least a majority of the Aggregate Backstop Commitments or (B) as of 6:00 p.m. Eastern Time on June 10, 2020, the Company has not obtained Forward Contract Purchase Commitments (as defined in the Consent Form) in an aggregate amount at least equal to the Maximum Forward Contract Amount (as defined in the Consent Form); or

(vi)          the Public Equity Offering Price, when calculated by the Company, is less than the Backstop Price.

(c)          In the event of the termination of this Agreement as provided in Section 7.11(a) or 7.11(b), this Agreement shall forthwith become null and void (other than Section 5.5 and Section 7.12). In the event of such termination, there shall be no liability on the part of any Party hereto, except as set forth in this Section 7.11 and Section 7.12; provided, however, that nothing herein shall relieve any Party from any liability or obligation with respect to any willful breach of this Agreement.

(d)          An Investor may terminate this Agreement, solely as to itself, by written notice (which shall describe the basis for such termination), at any time on or after the occurrence of any of the following:

(i)          the Closing has not taken place on or prior to 11:59 p.m. New York City time on the 45th day after the date of this Agreement; or

(ii)          the Company has notified one or more Backstop Parties pursuant to such Backstop Parties’ respective Backstop Commitments that it will be required to purchase shares of Common Stock as described in Section 2(a) of their respective Backstop Commitment Letters, and the Company agrees to notify each Investor simultaneously with such notification by the Company to one or more Backstop Parties.

In the event of the termination of this Agreement by an Investor (such terminating Investor, a “Terminating Investor”) as provided in Sections 7.11(d)(i) through (ii), this Agreement shall forthwith become null and void (other than Section 5.5 and Section 7.12) solely with respect to such Terminating Investor.  In the event of such termination, there shall be no liability or obligation on the part of such Terminating Investor hereunder or on the part of any other Party with respect to such Terminating Investor, except as set forth in this Section 7.11 and Section 7.12; provided, however, that nothing herein shall relieve any Party from any liability or obligation with respect to any willful breach of this Agreement.

SECTION 7.12.          Expenses.  Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the Investment shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

SECTION 7.13.          Placement Agents.  Without limitation of the foregoing, each Investor hereby further acknowledges and agrees that (i) the Investment Banks are acting solely as placement agents in connection with the transactions contemplated hereby and are not acting as an underwriter, initial purchaser, dealer or in any other such capacity and are not and shall not be construed as a fiduciary for such Investor, the Company or any other person or entity in connection with the transactions contemplated hereby, (ii) the Investment Banks have not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the transactions contemplated hereby, and (iii) the Investment Banks will have no responsibility with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with the transactions contemplated hereby or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) of any thereof, or (B) the financial condition, business, or any other matter concerning the Company or the transactions contemplated hereby.  Each Investor agrees that neither Investment Bank nor any of their respective Affiliates, control persons, officers, directors or employees shall be liable to such Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with such Investor’s purchase of the Shares pursuant to this Agreement.

SECTION 7.14.            Investors Not a Group.  Each of the parties agrees and acknowledges that the Investors are executing a single agreement solely for purposes of convenience, that each of the Investors has separately negotiated regarding the terms of this Agreement with the Company, that this Agreement constitutes a separate agreement between the Company and each Investor and not an agreement among Investors, that no Investor shall be responsible or liable for the representations, warranties, agreements or covenants of any other Investor pursuant to this Agreement, that there is no agreement, arrangement or understanding among the Investors with respect to the subject matter of this Agreement or otherwise with respect to any Equity Securities of the Company and that none of the Investors is acting as a group (as that term is defined in Rule 13d-5 under the Exchange Act) with any other Investor.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

PG&E CORPORATION,

By:	/s/ Jason P. Wells
	Name:	Jason P. Wells
	Title:	Executive Vice President and Chief Financial Officer

[Company Signature Page to Investment Agreement]

Appaloosa LP, on behalf of certain foods for which its acts as manager or investment adviser

Signature:  /s/ James E. Bolin

Name of Signatory:  James E. Bolin

Title:  Partner

[Investor Signature Page to Investment Agreement]

Third Point Loan LLC,
as nominee for funds managed and/or advised
by Third Point LLC

By:  THIRD POINT LLC, its Attorney-in-Fact

Signature:  /s/ James P. Gallagher

Name of Signatory:  James P. Gallagher

Title:  CAO

Third Point Loan LLC executes this signature page as nominee for funds managed and/or advised by Third Point LLC and not in its individual capacity. All information and representations and warranties of Third Point Loan LLC herein are provided by and with respect to such funds.

[Investor Signature Page to Investment Agreement]

ZP MASTER UTILITY FUND, LTD.
By: Zimmer Partners, LP, its investment manager

Signature:  /s/ Barbara Burger

Name of Signatory:  Barbara Burger

Title:  General Counsel and Authorized Person

[Investor Signature Page to Investment Agreement]

EP ZIMMER LTD.
By: Zimmer Partners, LP, its investment manager

Signature:  /s/ Barbara Burger

Name of Signatory:  Barbara Burger

Title:  General Counsel and Authorized Person

[Investor Signature Page to Investment Agreement]

ZP MASTER ENERGY FUND, L.P.
By: Zimmer Partners, LP, its investment manager

Signature:  /s/ Barbara Burger

Name of Signatory:  Barbara Burger

Title:  General Counsel and Authorized Person

[Investor Signature Page to Investment Agreement]

ZP ENERGY FUND, L.P.
By: Zimmer Partners, LP, its investment manager

Signature:  /s/ Barbara Burger

Name of Signatory:  Barbara Burger

Title:  General Counsel and Authorized Person

[Investor Signature Page to Investment Agreement]

Fidelity Puritan Trust: Fidelity Series Opportunities Fund

Signature:  /s/ Chris Maher

Name of Signatory:  Chris Maher

Title:  Authorized Signatory

[Investor Signature Page to Investment Agreement]

Fidelity Puritan Trust: Fidelity Low-Priced Stock Fund – Principal All Sector Sub

Signature:  /s/ Chris Maher

Name of Signatory:  Chris Maher

Title:  Authorized Signatory

[Investor Signature Page to Investment Agreement]

Fidelity Low Priced Stock Commingled Pool – Principal All Sector Sub

Signature:  /s/ Chris Maher

Name of Signatory:  Chris Maher

Title:  Authorized Signatory

[Investor Signature Page to Investment Agreement]

Fidelity Puritan Trust: Fidelity Low-Priced Stock K6 Fund – Principal All Sector Sub-portfolio

Signature:  /s/ Chris Maher

Name of Signatory:  Chris Maher

Title:  Authorized Signatory

[Investor Signature Page to Investment Agreement]

Fidelity Puritan Trust: Fidelity Balanced K6 – Utilities Sub-portfolio

Signature:  /s/ Chris Maher

Name of Signatory:  Chris Maher

Title:  Authorized Signatory

[Investor Signature Page to Investment Agreement]

Fidelity Devonshire Trust: Fidelity Series All-Sector Equity Fund – Utilities Sub

Signature:  /s/ Chris Maher

Name of Signatory:  Chris Maher

Title:  Authorized Signatory

[Investor Signature Page to Investment Agreement]

Fidelity Advisor Series I: Fidelity Advisor Balanced Fund – Utilities Sub

Signature:  /s/ Chris Maher

Name of Signatory:  Chris Maher

Title:  Authorized Signatory

[Investor Signature Page to Investment Agreement]

Fidelity Insurance Products Fund III: Balanced Portfolio – Utilities Sub

Signature:  /s/ Chris Maher

Name of Signatory:  Chris Maher

Title:  Authorized Signatory

[Investor Signature Page to Investment Agreement]

Fidelity Puritan Trust: Fidelity Balanced Fund – Utilities Sub

Signature:  /s/ Chris Maher

Name of Signatory:  Chris Maher

Title:  Authorized Signatory

[Investor Signature Page to Investment Agreement]

Fidelity Select Portfolios: Fidelity Telecom and Utilities Fund

Signature:  /s/ Chris Maher

Name of Signatory:  Chris Maher

Title:  Authorized Signatory

[Investor Signature Page to Investment Agreement]

MainStay VP Funds Trust – MainStay VP Fidelity Institutional AM Utilities Portfolio

Signature:  /s/ Chris Maher

Name of Signatory:  Chris Maher

Title:  Authorized Signatory

[Investor Signature Page to Investment Agreement]

Fidelity Select Portfolios: Utilities Portfolio

Signature:  /s/ Chris Maher

Name of Signatory:  Chris Maher

Title:  Authorized Signatory

[Investor Signature Page to Investment Agreement]

Fidelity Central Investment Portfolios LLC: Fidelity Utilities Central Fund

Signature:  /s/ Chris Maher

Name of Signatory:  Chris Maher

Title:  Authorized Signatory

[Investor Signature Page to Investment Agreement]

Fidelity Advisor Series VII: Fidelity Advisor Utilities Fund

Signature:  /s/ Chris Maher

Name of Signatory:  Chris Maher

Title:  Authorized Signatory

[Investor Signature Page to Investment Agreement]

Variable Insurance Products Fund IV: Utilities Portfolio

Signature:  /s/ Chris Maher

Name of Signatory:  Chris Maher

Title:  Authorized Signatory

[Investor Signature Page to Investment Agreement]

Strategic Advisers Core Fund – FIAM Sector Managed Utilities Sub

Signature:  /s/ Chris Maher

Name of Signatory:  Chris Maher

Title:  Authorized Signatory

[Investor Signature Page to Investment Agreement]

Strategic Advisers Fidelity U.S. Total Stock Fund – FIAM Sector Managed - Utilities Sub

Signature:  /s/ Chris Maher

Name of Signatory:  Chris Maher

Title:  Authorized Signatory

[Investor Signature Page to Investment Agreement]

Fidelity Devonshire Trust: Fidelity Stock Selector Large Cap Value Fund – Utilities Sub

Signature:  /s/ Chris Maher

Name of Signatory:  Chris Maher

Title:  Authorized Signatory

[Investor Signature Page to Investment Agreement]

Fidelity Devonshire Trust: Fidelity Series Stock Selector Large Cap Value Fund - Utilities
Subportfolio

Signature:  /s/ Chris Maher

Name of Signatory:  Chris Maher

Title:  Authorized Signatory

[Investor Signature Page to Investment Agreement]

GIC PTE LTD

Signature:  /s/ Yeo King Ming Bryan

Name of Signatory:  Yeo King Ming Bryan

Title:  Managing Director

Signature:  /s/ Elaine Chan Wei-Hsing

Name of Signatory:  Elaine Chan Wei-Hsing

Title:  Managing Director

[GIC Signature Page to Investment Agreement]

Copies of all notices and demands provided to the GIC Investor under Section 7.5 of the Agreement shall also be provided to the following persons (it being understood that the provision of such copies to the persons set forth below shall not constitute notice or demand to the GIC Investor under Section 7.5 of the Agreement):

GIC Pte. Ltd.
280 Park Avenue, 9th Floor
New York, New York 10017
Attention:    Ara Metupalle; Zachary Mitschrich

And

Sidley Austin LLP
787 7th Avenue
New York, New York 10019
Attention:    Asi Kirmayer

[GIC Signature Page to Investment Agreement]

Schedule A

SCHEDULE OF INVESTORS

Investor	Aggregate Purchase Price
Appaloosa LP	$750,000,000.00
Third Point Loan LLC	$750,000,000.00
ZP Master Utility Fund, Ltd	$506,340,450.00
EP Zimmer Ltd.	$24,517,350.00
ZP Master Energy Fund, L.P.	$55,509,975.00
ZP Energy Fund, L.P.	$88,632,225.00
Fidelity Puritan Trust: Fidelity Series Intrinsic Opportunities Fund	$131,250,000.00
Fidelity Puritan Trust: Fidelity Low-Priced Stock Fund - Principal All Sector Sub	$210,000,000.00
Fidelity Low Priced Stock Commingled Pool - Principal All Sector Sub	$34,650,000.00
Fidelity Puritan Trust: Fidelity Low-Priced Stock K6 Fund - Principal All Sector Sub-portfolio	$17,850,000.00
Fidelity Puritan Trust: Fidelity Balanced K6 Fund - Utilities Sub-portfolio	$419,506.50
Fidelity Devonshire Trust: Fidelity Series All-Sector Equity Fund - Utilities Sub	$5,219,235.00
Fidelity Advisor Series I: Fidelity Advisor Balanced Fund - Utilities Sub	$4,237,590.00
Variable Insurance Products Fund III: Balanced Portfolio - Utilities Sub	$5,225,178.00
Fidelity Puritan Trust: Fidelity Balanced Fund - Utilities Sub	$37,382,194.50
Fidelity Select Portfolios: Fidelity Telecom and Utilities Fund	$24,210,900.00
MainStay VP Funds Trust - MainStay VP Fidelity Institutional AM Utilities Portfolio	$25,495,050.00
Fidelity Select Portfolios: Utilities Portfolio	$25,832,100.00
Fidelity Central Investment Portfolios LLC: Fidelity Utilities Central Fund	$14,411,250.00
Fidelity Advisor Series VII: Fidelity Advisor Utilities Fund	$15,635,550.00

Variable Insurance Products Fund IV: Utilities Portfolio	$4,742,461.50
Strategic Advisers Core Fund - FIAM Sector Managed Utilities Sub	$3,540,820.50
Strategic Advisers Fidelity U.S. Total Stock Fund - FIAM Sector Managed - Utilities Sub	$8,552,334.00
Fidelity Devonshire Trust: Fidelity Stock Selector Large Cap Value Fund - Utilities Sub	$297,675.00
Fidelity Devonshire Trust: Fidelity Series Stock Selector Large Cap Value Fund - Utilities Subportfolio	$6,048,157.50
GIC Pte. Ltd.	$500,000,000.00

Exhibit A

OWNERSHIP FORM

A.  Basic Ownership Information

Investor	Number of Shares of the Company Owned as of the Plan Effective Date (Excluding Shares Acquired Hereunder)	Aggregate Purchase Price of Shares Acquired Hereunder
	[●]	[●]
	[●]	[●]

B.  Additional Ownership Information

–  The table below must be completed even if the information duplicates that contained in part A.

–  In completing the table below:

The terms “own” and “acquire” and any variation thereon shall as used herein mean as determined for U.S. federal income tax purposes.

If any Investor is the manager or advisor of multiple investment funds or accounts and acting on behalf of such funds or account, the beneficial owner(s) are the respective funds or accounts on whose behalf they are acting.

If any beneficial owner is disregarded for U.S. federal income tax purposes, the tax recognized owner should be listed as the beneficial owner.

–  If any beneficial owner is controlled by any Person, or if any Person owns (directly or indirectly) 50% or more of the equity interests, capital or profits of a beneficial owner, and such Person directly or indirectly (other than through the listed beneficial owner) owns or is acquiring Common Stock as part of the Plan Funding, then separately in the table below (i) identify such Person and the relationship to the beneficial owner (and if there is more than one beneficial owner listed in the table, which beneficial owner), and (ii) provide the requested ownership information for such Person (including the number of shares owned indirectly other than through the listed beneficial owner).

–  If any beneficial owner is an individual and other family members or trusts also own or acquire Common Stock, separately in the table below (i) identify such family members or trust(s) and the relationship to the beneficial owner (and if there is more than one beneficial owner listed in the table, the applicable beneficial owner), and (ii) include the requested ownership information for such Person(s).  A family member only includes the beneficial owner’s spouse, children, grandchildren or parents.

–  If any Investor listed on the table above is required to file a Schedule 13D or 13G with any other Person, please (i) list such other Person(s) in the table below, and (ii) include the requested ownership information for such Person(s).

Beneficial Owner (if such Person is disregarded for U.S. federal income tax purposes, the Person listed should be its tax-regarded owner)	Number of Shares of the Company Owned as of the Plan Effective Date (Excluding Shares Acquired Hereunder)	Aggregate Purchase Price of Shares Acquired Hereunder
	[●]	[●]
	[●]	[●]
[Name of Controlling Person or Ultimate Controlling Person]	[●]	[●]
[Family members, if they also own or are acquiring shares]	[●]	[●]
[Schedule 13D or 13G Co-filing Person]	[●]	[●]

Exhibit B

FORM OF FUNDING NOTICE

[___], 2020

[Letterhead]

RE:  Investment in PG&E Corporation

ANTICIPATED CLOSING NOTICE

Reference is made to the Investment Agreement, dated June [●], 2020 (the “Investment Agreement”), among PG&E Corporation, a California corporation, and the Investors listed on the Schedule of Investors attached thereto as Schedule A.  Capitalized terms used but not defined herein have the meanings ascribed to them in the Investment Agreement.

This letter is to provide the Investor with notice that the investment pursuant to the Investment Agreement is currently expected to close on [●], 2020 (the “Closing”).  Pursuant to the Investment Agreement, the Investor will be required to pay its Aggregate Purchase Price in the amount equal to $[●] on the Closing Date.  Please deliver such amount in immediately available funds on the Closing Date to the following account:

Bank:
Address
ABA#:
Swift Code:
AIC Name:
AlC#:
Attention:

Please call if you have any questions.

Sincerely,

[Signatory to be person listed on Authorized Signatory List]

Exhibit C

FORM OF AUTHORIZED SIGNATORY LETTER

(ON LETTERHEAD)

To	:	[Investor]

From	:	PG&E Corporation

Date	:	[___]

AUTHORIZED OFFICERS OF PG&E CORPORATION ACTING ON BEHALF OF PG&E CORPORATION

Reference is made to the Investment Agreement, dated June [●], 2020 (the “Investment Agreement”), among PG&E Corporation, a California corporation, and the Investors listed on the Schedule of Investors attached thereto as Schedule A.  Capitalized terms used but not defined herein have the meanings ascribed to them in the Investment Agreement.

WE HEREBY CONFIRM AND CERTIFY that:

(a)	Bank Wire Instructions of PG&E Corporation - The designated bank account(s) established for wiring of the Investor’s Aggregate Purchase Price set forth in the Investment Agreement is as follows:

[Please provide details]

(b)          Authorized Officers – Listed below are the particulars of the officers of the Company who are authorized to provide Funding Notices pursuant to the Investment Agreement:

Name	Title	E-mail address	Contact No.	Specimen signature
[Please provide details]

Any changes to the above are to be provided in writing and signed by an authorized signatory and shall be valid and binding on the Company and the Investor, as applicable.

The above information is hereby certified by the following authorized persons*:

PG&E CORPORATION

Name:	Name:
Title:	Title:
Date:	Date:

* - If the signatory entity has only one authorized officer in part (b), please arrange for another person of the right capacity to sign off on behalf thereof to certify the above information.